                                                                   Exhibit 10.30


                                        LEASE

     THIS LEASE (the "Lease") is made effective as of the 22nd day of October, 1998, between GARY L. HOWARD AND PATTI L. HOWARD, husband and wife ("LANDLORD"), having an address of 20 Woodland Court, Mansfield, Texas 76063, and MSI/EAGLE SUPPLY, INC., a Delaware corporation, having an address of c/o TDA Industries, Inc., 122 East 42nd Street, Suite 1116, New York, New York 10168 ("Tenant").

                                 W I T N E S S E T H:

     SECTION 1. PREMISES. In consideration of the rent agreed to be paid by Tenant to Landlord, and in consideration of the covenants of the respective parties set forth in this Lease, Landlord leases and lets unto Tenant, and Tenant leases from Landlord, the land described on SCHEDULE "A" attached hereto and made a part hereof, and the building located thereon (the "BUILDING") having an address of 2090 Highway 157 North, Mansfield, Texas 76063 (the land and Building are collectively referred to herein as the "PREMISES").

     SECTION 2. TERM OF LEASE. The term of this Lease shall be for a term of three (3) years and ten (10) days commencing on October 22, 1998 (the "LEASE COMMENCEMENT DATE") and ending on October 31, 2001 (the "LEASE TERMINATION DATE"). The term "LEASE YEAR" as used herein shall mean the twelve consecutive month period commencing November 1, 1998 and each twelve consecutive month period thereafter during the Lease term.

     SECTION 3. RENTAL. Tenant covenants and agrees that it will pay to Landlord for the use of the Premises the following rental:

     A. FIXED RENT. Tenant shall pay fixed rent for the Premises at the annual rate of One Hundred Six Thousand Seven Hundred Fifty-two and 00/100 Dollars ($106,752.00), payable in monthly installments of Eight Thousand Eight Hundred Ninety-six 00/100 Dollars ($8,896.00) per month, payable on the first day of each month ("Fixed Rent"); provided, however, that Tenant's first installment of fixed rent shall be in the amount of Eleven Thousand Seven Hundred Sixty-Six Dollars ($11,766.00), covering the period October 22, 1998 through November 30, 1998. If Tenant exercises its first option to renew the term of this Lease pursuant to Section 4 of this Lease, the annual Fixed Rent during the first Renewal Term shall be equal to one hundred five percent (105%) of the annual Fixed Rent during the initial term. If Tenant exercises its second option to renew the term of this Lease pursuant to Section 4 of this Lease, the annual Fixed Rent during the second Renewal Term shall be equal to one hundred five percent (105%) of the annual Fixed Rent during the first Renewal Term. The annual Fixed Rent for each Lease Year during a Renewal Term, if any, shall be payable in equal monthly installments on the first day of each month of the Renewal Term.

     B. SALES, USE AND EXCISE TAXES. Tenant shall also pay with all Fixed Rent due under this Lease an amount equal to any tax on all amounts classified as rent which may be now or hereafter imposed by any lawful authority or agency.

     SECTION 4. EXTENSIONS. Tenant has two (2) options to extend the term of this Lease for two (2) additional periods of three (3) years each (individually a "RENEWAL TERM" and collectively the "RENEWAL TERMS") to commence immediately upon the expiration of the initial term or immediately preceding Renewal Term, as the case may be, upon the same terms and conditions as contained in this Lease, except for the Fixed Rent for each Renewal Term, which shall be determined in accordance with the procedures set forth in Section 3A of this Lease. In order to exercise the renewal options granted herein, Tenant shall notify Landlord in writing not less than thirty
(30) days prior to the expiration of the initial term or the Renewal Term, as the case may be, that it is exercising its option to renew the term.

     SECTION 5. USE OF PREMISES. The Premises shall be used for any purpose permitted by applicable laws, including, without limitation, a warehouse and showroom for masonry materials and supplies and other building supplies and materials and office and clerical activities related thereto. At all times during the term of this Lease, Tenant shall maintain and keep in effect all permits and licenses necessary for the operation of Tenant's business on the Premises and conduct its business in a lawful manner.

     SECTION 6.  MAINTENANCE AND CARE OF PREMISES.

          A. Landlord shall, at its own cost and expense, diligently, promptly and in a good workmanlike manner make all maintenance, repairs and replacements to (i) the structural components of the Building, including, without limitation, the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors, and windows and lateral support to the Building; (ii) insure watertightness of the Building (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows and skylights if required to insure watertightness; and (iii) any items required to be maintained by Tenant pursuant to Section 6.B. which were damaged by the negligence or more culpable conduct of Landlord or its agents or employees. In addition, Landlord, at its expense, shall replace any electrical, plumbing, heating, air conditioning or other mechanical installation if, in Tenant's reasonable opinion, such electrical, plumbing, heating, air conditioning or other mechanical installation can no longer be maintained in good condition through routine repairs and maintenance by Tenant pursuant to Section 6.B. of this Lease.

          B. Tenant shall, at its own cost and expense, diligently, promptly and in a good workmanlike manner: (i) maintain the interior of the Building in a clean and attractive condition; (ii) maintain and repair all electrical, plumbing, heating, air conditioning or other mechanical installations and equipment; (iii) keep the lawn and landscaping in a satisfactory condition; (iv) maintain the parking lot; and (v) as may be necessary, maintain, repair and/or replace any items to be maintained by Landlord pursuant to Section 6.A. of this Lease if damage to such items is caused by the negligence or more culpable conduct of Tenant or its agents or employees. Tenant shall repair any breakage of glass in the Building which breakage is not caused by the negligence or more culpable conduct of Landlord or its agents or employees.

     SECTION 7. INSURANCE. Tenant, at its sole expense, shall procure and maintain during the term of this Lease the following insurance policies:

          A. A general commercial liability policy of insurance insuring and naming Landlord and Tenant against liability occasioned by accident on or about the Premises. Such policy shall be written by an insurance company which is authorized to do business in the state in which the Premises is located and shall be in the amount of not less than a combined single limit of not less than $1,000,000.00.

          B. Fire and extended coverage, vandalism and malicious mischief insurance with an "All Risks" endorsement, naming both Landlord and Tenant as insured parties and loss payees (as their interests may appear) against loss by fire, flood, windstorm and all other insurable casualties in an amount no less than eighty percent (80%) the full replacement value of the Building, or such other amount as may be agreed upon by Landlord and Tenant.

     SECTION 8. ASSIGNMENT OR SUBLETTING. Tenant shall not assign this Lease or any estate or interest therein, or sublet the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything else to the contrary contained in this Lease, Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet all or part of the Premises to a Related Corporation of Tenant (as hereinafter defined) or to a Successor Corporation of Tenant (as hereinafter defined). The term "Related Corporation" shall mean a corporation, partnership or other business entity, which, directly or indirectly, controls, is controlled by, or is under common control with another corporation, partnership or other business entity of Tenant. If more than fifty percent (50%) of the voting stock of a corporation shall be owned by another corporation or by a partnership or other business entity, the corporation whose stock is so owned shall be deemed to be controlled by the corporation, partnership or business entity owning such stock. The term "Successor Corporation" shall mean a corporation or other business entity into or with which another corporation or business entity shall be merged or consolidated or to which all or substantially all of the assets of such other corporation or other business entity shall be transferred.

     SECTION 9. TAXES, ASSESSMENTS AND UTILITIES. Tenant covenants and agrees to pay promptly before delinquency all charges for real estate taxes and assessments. Tenant also covenants and agrees to pay promptly before delinquency all charges for electricity, water and other utilities servicing the Premises. In addition, Tenant, at Tenant's expense, shall provide for its own garbage collection and janitorial services for the Premises.

     SECTION 10.  CASUALTY.

     If during the term of this Lease the Premises are damaged or destroyed by fire or other casualty, Landlord agrees, at its sole expense, promptly to repair and restore the Premises in the same condition they were in immediately prior to the damage or destruction. During such period of repair and restoration, the Fixed Rent shall abate or be reduced to the extent that Tenant is deprived of the full use of the Premises (the amount of such abatement shall be based on both the physical extent of the damage or destruction and the extent to which the damage or destruction causes interference with or impairment of the operation of the business of Tenant, having regard to the extent to which Tenant may be required to discontinue or alter its business operations on the Premises); provided, however, if the damage to the Premises (i) cannot be repaired or restored within one hundred twenty (120) days following the occurrence of the fire or other casualty, or (ii) the damage to the Premises can be repaired or restored within that period, but such damage is not repaired or restored during that period, then Tenant may terminate this Lease, effective as of the date of the occurrence of the fire or other casualty by giving written notice to Landlord. If Tenant elects to terminate this Lease, this Lease shall be deemed to have been terminated as of the date of the fire or other casualty, and any advance payments on account of Fixed Rent received by Landlord from Tenant for periods after the fire or other casualty shall be refunded to Tenant. Insurance proceeds with respect to the fire or other casualty shall be payable to Landlord and Tenant as their respective interests may appear.

     SECTION 11.  EMINENT DOMAIN.

      A. In the event that: (i) the whole or any part of the Building shall be taken during the term of this Lease or any extension or renewal thereof for any public or quasi-public use under any governmental law, ordinance, regulation or by right of eminent domain, (ii) all or any portion of the parking area for the Building shall be taken for any public or quasi-public use so as to, in Tenant's reasonable judgment, render the parking inadequate for Tenant's business; or
(iii) if access to the adjacent roadways from the existing curb cuts shall be denied as a result of a taking for any public or quasi-public use (any of such events being hereinafter referred to as a "TAKING"), Tenant shall have the option of terminating this Lease as of a date no later than the date possession is required by the condemning authority, such termination date to be specified in a notice of termination to be given by Tenant to Landlord. Fixed Rent shall be prorated as of the termination date and any advance payments on account of Fixed Rent received by Landlord from Tenant for periods after the taking shall be refunded to Tenant.

     B. In the event of any taking which does not give rise to an option to terminate or in the event of a taking which does give rise to an option to terminate and Tenant elects not to terminate, Landlord shall promptly restore or repair the Building to the same condition as existed immediately prior to such taking insofar as is reasonably possible. The award and any excess shall be held in trust by Landlord and used for such purpose. A just and proportionate part of the Fixed Rent payable hereunder shall be abated from the date of such taking until ten (10) days after Landlord has restored the Premises, and thereafter the Fixed Rent shall be reduced in proportion to the reduction in the then rental value of the Premises after the taking in comparison with the rental value prior to the taking.

     C. Landlord shall not agree to any condemnation award without the prior written consent of Tenant, which will not be unreasonably withheld or delayed.

     D. In the event of any taking, Tenant shall have the right to recover from the condemning authority: (i) Tenant's moving expenses; (ii) depreciation to and cost of removing Tenant's trade fixtures; (iii) Tenant's loss of business; and (iv) the value of the loss of the leasehold estate.

     SECTION 12. TENANT DEFAULT. If Tenant shall fail to pay the Fixed Rent or other charges required to be paid by Tenant hereunder or to observe any of the covenants or obligations on Tenant's part to be performed hereunder or to comply with any of the other provisions of this Lease, such act or omission shall constitute a default by Tenant under this Lease. In the event of a default by Tenant, Landlord may give written notice to Tenant, and if Tenant thereafter fails to cure any such default involving the payment of money within ten (10) days after the date on which such notice was given, or if the default involves some act or omission other than the payment of money and shall not be cured within thirty (30) days after the date on which such notice was given (provided, however, if the default involves some act or omission other than the payment of money which cannot be cured within thirty (30) days after the date on which such notice was given, Landlord shall not exercise any remedies unless the cure thereof is not undertaken promptly within such period and thereafter expeditiously completed), then in any such event the Landlord shall have the right to terminate this Lease or exercise any other remedies available to it under Texas law.

     SECTION 13. LANDLORD DEFAULT. If Landlord shall fail to pay when due any amounts required to be paid by Landlord under this Lease or to observe any of the covenants or obligations on Landlord's part to be performed under this Lease or to comply with any other provisions of this Lease, such act or omission shall constitute a default by Landlord under this Lease. In the event of a default by Landlord, Tenant may give written notice to Landlord, and if Landlord thereafter fails to cure any such default involving the payment of money within ten (10) days after the date on which such notice was given, or if the default involves some act or omission other than the payment of money and shall not be cured within thirty (30) days after the date on which such notice was given (provided, however, if the default involves some act or omission other than the payment of money which cannot be cured within thirty (30) days after the date on which such notice was given, Tenant shall not exercise any of its remedies unless the cure thereof is not undertaken promptly within such period and thereafter expeditiously completed), then Tenant may, at Tenant's option, perform any such term, provision or condition and any payments made by Tenant in connection therewith shall be immediately due and owing by Landlord to Tenant, and Tenant shall have the right to deduct the amount thereof, together with the interest at the maximum legal rate thereon, from the Fixed Rents then due or thereafter coming due under this Lease. In addition, Tenant shall have a right to terminate this Lease or exercise any other remedies available to it under Texas law.

     Section 14. ATTORNEY'S FEES In the event of any litigation arising out of this Lease between Landlord and Tenant, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party all costs and expenses incurred in connection with such litigation, including reasonable attorneys' fees and paralegals' fees, whether incurred prior to trial, at trial, on appeal or in any bankruptcy or administrative proceeding.

     SECTION 15. COVENANT AGAINST LIENS. Landlord's interest in the Premises shall not be subject to liens for improvements made by Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to Tenant's leasehold or to the estate, reversion or other estate of Landlord in the Premises or on the improvements of which the Premises are a part. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part thereof, or any such party who may avail himself of any lien against the realty (whether same shall proceed in law or in equity) are hereby charged with notice that they shall look solely to Tenant to secure payment of any amounts due for work done or material furnished to Tenant at the Premises. Tenant shall advise all persons furnishing designs, labor, materials or services to the Premises in connection with Tenant's improvement(s) thereof of the provisions of this Section.

     SECTION 16. RIGHT OF FIRST REFUSAL. Landlord grants Tenant the right of first refusal to purchase the Premises in accordance with the terms of this
Section 16. Landlord shall notify Tenant no later than three (3) business days after Landlord receives an offer to purchase the Premises from a third party, which is acceptable to Landlord, and Tenant shall thereafter have the right to purchase the Premises from Landlord on the same terms and conditions as stated in the offer made by the third party to purchase the Premises from the Landlord. Tenant shall have twenty (20) days after receipt of Landlord's notice of such offer in which to notify Landlord in writing whether or not it elects to purchase the Premises. If Tenant elects to purchase the Premises, Landlord and Tenant shall execute a contract providing for the purchase of the Premises by Tenant according to the terms set forth in the third party's offer.

     SECTION 17.  RELOCATION.   Landlord may, but shall not be obligated to,
construct a new warehouse facility (the "NEW FACILITY") in the Mansfield, Texas area, and Tenant may desire to lease the New Facility from Landlord, provided Landlord and Tenant agree upon the terms of a lease between Landlord and Tenant for the New Facility (the "NEW FACILITY LEASE"). In the event that Landlord constructs the New Facility and Landlord and Tenant agree upon the terms of the New Facility Lease, then this Lease automatically shall terminate and be of no further force and effect upon the execution of the New Facility Lease by Landlord and Tenant and the relocation of Tenant from the Premises to the New Facility. Nothing contained in this Paragraph 17 shall be construed as imposing an obligation upon Landlord to construct the New Facility or an obligation upon either Landlord or Tenant to execute the New Facility Lease. The New Facility may be owned in whole or in part by Landlord and/or Tenant and/or affiliated entities of Landlord and/or Tenant.

     SECTION 18.  HAZARDOUS WASTE.

     A. Except for Hazardous Materials (as defined in Section 18.C. of this Lease) as may typically be found in building material businesses, Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or land surrounding the Premises (collectively, the "PROPERTY") any Hazardous Materials. Tenant shall, at its sole cost and expense, engage in any assessment or remediation work required by any federal, state or local laws, rules, regulations, codes or ordinances in connection with any Hazardous Materials introduced to the Property by Tenant or Tenant's employees or agents.

          To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense, whether incurred out of court, at trial, on appeal or in any bankruptcy or administrative proceeding) incurred by Landlord as the result of the introduction to the Property by Tenant or Tenant's agents or employees of any Hazardous Materials.

     B. Landlord represents and warrants to Tenant that there are no Hazardous Materials located in, on or under the Property. Landlord shall, at its sole cost and expense, engage in any assessment or remediation work required by any federal, state or local laws, rules, regulations, codes or ordinances in connection with any Hazardous Materials used, existing, stored, released or disposed of on or about the Property, except for any Hazardous Materials introduced to the Property by Tenant or Tenant's agents or employees.

     To the extent provided by then applicable law, Landlord shall protect, indemnify, defend and hold harmless Tenant from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense, whether incurred out of court, at trial, on appeal or in any bankruptcy or administrative proceeding) incurred by Tenant as a result of (i) a breach of any of Landlord's representations and warranties set forth in Section 18.B. of this Lease; or (ii) any use, generation, manufacture, production, storage, introduction, release, discharge or disposal of on, under or about the Property of any Hazardous Material, except for those Hazardous Materials introduced to the Property by Tenant.

     C. "HAZARDOUS MATERIALS" shall include, without limitation, (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, ET SEQ., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations; and (ii) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, ET SEQ. (33 U.S.C. ' 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. ' 1317) or contains any flammable, explosive or radioactive material.

     D. The terms and provisions of this Section 18 shall survive the termination of this Lease.

     SECTION 19. SHORT-FORM LEASE. The parties agree, at the request of either party, to promptly execute two (2) originals of an instrument, in recordable form, which will constitute a short form of this Lease, setting forth the description of the Premises, the terms of this Lease, and any other portions thereof, excepting the rental provisions, as either party may request. The cost of preparing and recording this short form of this Lease shall be borne by the party requesting the execution and recording of the same.

     SECTION 20. FORCE MAJEURE. Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease and the other party shall not be entitled to exercise any remedies stated herein or available at law or in equity if a failure to perform shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, Acts of God or other cause beyond the control of Landlord or Tenant, as the case may be.

     SECTION 21. SURRENDER OF DEMISED PREMISES. Tenant shall deliver and surrender to Landlord possession of the Premises upon expiration of this Lease, and Tenant shall remove all of Tenant's personal property, trade fixtures and equipment from the Premises upon expiration of this Lease.

     SECTION 22. QUIET ENJOYMENT. Landlord represents that it has title to the land described on Schedule AA@ and full right and authority to lease the Premises, and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of the provisions hereof beyond applicable grace periods.

     SECTION 23. WAIVER OF LANDLORD'S LIEN. Landlord hereby waives any lien it may have, statutory or otherwise, on any of Tenant's property, furniture, fixtures and equipment on the Premises during the entire term of this Lease (including any Renewal Terms), and Landlord agrees to execute any written instrument confirming such waiver as may be requested by Tenant or Tenant's lender.

     SECTION 24. NOTICES. The Fixed Rent accruing hereunder shall be paid to Landlord at the following address:

                              Gary L. Howard and Patti L. Howard
                              20 Woodland Court
                              Mansfield, TX 76063

until Tenant is notified otherwise in writing and all notices given to Landlord hereunder shall be forwarded to Landlord postage prepaid, by registered or certified mail, return receipt requested, or by express or courier service, at the foregoing address until Tenant is notified otherwise in writing. All notices given to Tenant hereunder shall be forwarded to Tenant at:

                              Mr. Frederick M. Friedman
                              MSI/Eagle Supply, Inc.
                              c/o TDA Industries, Inc.
                              122 E. 42nd Street, Suite 1116
                              New York, New York 10168

          with a copy to:     Carlton, Fields, Ward, Emmanuel, Smith
                                   & Cutler, P.A.
                              One Harbour Place
                              777 South Harbour Island Boulevard
                              Tampa, Florida  33602-5799
                              Attn: Nathaniel L. Doliner, Esquire

by registered or certified mail, return receipt requested, postage prepaid, or by personal delivery or express or courier service, until Landlord is notified otherwise in writing. Any notice or demand required to be given or that may be given hereunder shall be deemed complete upon the date of receipt thereof, or if delivery is refused, on the date of attempted delivery thereof. Either party hereto may change its address to any other address in the United States of America by notice in writing given to the other party in the manner herein provided.

     SECTION 25. TITLE OF SECTIONS. The titles of the sections throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     SECTION 26. BINDING EFFECT. Except as herein otherwise expressly provided, the terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and the permitted assigns of Tenant.

     SECTION 27. INVALIDITY OF PARTICULAR PROVISION. If any term or provision of this Lease or the application hereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     SECTION 28. CONSTRUCTION. This Lease has been executed in the State of Texas and shall be construed in accordance with the laws thereof.

     SECTION 29. ENTIRE AGREEMENT. This Lease and the Schedule attached hereto and by reference made a part hereof constitute the entire agreement between the parties hereto, and no portion thereof may be altered, modified or amended in any manner whatsoever unless same shall be in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the date first above written.

Signed, sealed and delivered
in the presence of:


Name: /s/ Illegible                     /s/ Gary L. Howard
     --------------------------         ------------------------------
                                        GARY L. HOWARD

Name: /s/ Illegible                     /s/ Patti L. Howard
     --------------------------         ------------------------------
                                        PATTI L. HOWARD


Witnesses as to Landlord                     LANDLORD



                                        MSI/EAGLE SUPPLY, INC. ., a Delaware
                                        corporation
Name: /s/ Illegible
     --------------------------

                                        By: /s/ Douglas P. Fields
                                           -----------------------------
Name: /s/ Illegible                          Douglas P. Fields
     --------------------------              Chief Executive Officer



Witnesses as to Tenant                            TENANT

                                     SCHEDULE "A"
                                 DESCRIPTION OF LAND


That certain real property located in Mansfield, Tarrant County, Texas, having a street address of 2090 Highway 157 North, and more particularly located within the area shaded below.


                                  [GRAPHIC OMITTED]